UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 3, 2004

NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue, 49th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 301-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

As previously disclosed in the Current Report on Form 8-K of National Financial Partners Corp. (the “Company”) filed on November 3, 2004, in a press release containing financial information for the Company for the quarterly and nine-month periods ended September 30, 2004 and the quarterly financial supplement for the period ended September 30, 2004, the Company restated commissions and fees revenue and commissions and fees expense for prior periods to reflect a change in the reporting of certain transactions by one subsidiary of the Company from a gross to net basis. The change lowered both revenue and expenses by equal amounts and did not impact gross margin, net income or net income per diluted share. The change also did not impact earnings of the subsidiary or any incentives earned by the Principals of the subsidiary. In addition, there will be no effect on the consolidated statements of financial condition, consolidated statements of changes in stockholders’ equity or consolidated statements of cash flows.

On November 3, 2004, the Board of Directors of the Company determined to restate the previously filed consolidated financial statements contained in the Company’s third quarter 2003 Form 10-Q, 2003 Form 10-K and first and second quarter 2004 Form 10-Qs to reflect the change. The Board of Directors concurred with management’s assessment that, in accordance with Emerging Issues Task Force Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent,” certain revenue received by the subsidiary in connection with its billing, collection and remittance services for premiums due to insurance carriers should have been reported on a net basis and not on a gross basis.

The Board of Directors discussed the matters disclosed in this Current Report on Form 8-K with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The Company is working to complete the restatements expeditiously. The Company expects to effect the restatements through amendments to its annual report on Form 10-K for the year ended December 31, 2003 and to its quarterly reports on Form 10-Q for the periods ended September 30, 2003, March 31, 2004 and June 30, 2004. Accordingly, the referenced financial statements should not be relied upon until such time as the Company files its restated annual and interim financial statements.

The Company expects to file its quarterly report on Form 10-Q for the period ended September 30, 2004 on or before Friday, November 12, 2004. The Company’s quarterly report on Form 10-Q for the period ended September 30, 2004 will include restated financial information for prior periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: November 8, 2004

By:	/s/ Mark C. Biderman
Name:	Mark C. Biderman
Title:	Executive Vice President and Chief Financial Officer